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                                                                   Exhibit 10.22

                                                                  EXECUTION COPY

     NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE FOREIGN OR STATE SECURITIES LAWS. THIS NOTE AND SUCH SECURITIES MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED AND QUALIFIED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED HAS BEEN DELIVERED TO THE COMPANY.

                             8% SENIOR NOTE DUE 2006

No. 3                                                              March 3, 2005
$761,800.00

     FOR VALUE RECEIVED, EpiCept Corporation, a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of SANDERS OPPORTUNITY FUND (INSTITUTIONAL), L.P. and its successors and assigns (the "Holder"), the principal sum of SEVEN HUNDRED SIXTY ONE THOUSAND EIGHT HUNDRED DOLLARS ($761,800.00) (the "PRINCIPAL AMOUNT"), on the terms and conditions set forth in the Note Purchase Agreement, dated as of March 3, 2005 (the "PURCHASE AGREEMENT"), among the Company and the Purchasers identified on Annex A and Annex B thereto (the "PURCHASERS"). Subject to the conversion, prepayment and default provisions set forth in this Note and the Purchase Agreement, all outstanding principal and accrued and unpaid interest under this Note shall become due and payable on October 30, 2006.

     Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America by check mailed and addressed to the registered Holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder hereof shall have designated to the Company in writing.

     Notwithstanding any provision to the contrary in this Note, the Purchase Agreement or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

     This Note is one of a series of 8% Senior Notes Due 2006 (herein called the "NOTES") issued pursuant to the Purchase Agreement and is entitled to the benefits thereof. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in
Article 6 of the Purchase Agreement.
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     This Note is transferable only by surrender hereof in accordance with
Article 7 of the Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note.

     This Note is also subject to optional prepayment, in whole or in part, at the times and on the terms specified in the Purchase Agreement.

     This Note is also subject to mandatory prepayment on the terms specified in the Purchase Agreement.

     If the Company fails to consummate an initial public offering (the "INITIAL PUBLIC OFFERING") and thereafter consummates a debt or equity financing with gross proceeds to the Company of at least $15,000,000 (a "QUALIFYING FINANCING"), then, simultaneously with the closing of such Qualifying Financing, the outstanding principal and accrued and unpaid interest on this Note shall, at the Holder's option, be converted into the number of securities determined by dividing the principal amount, plus accrued and unpaid interest, outstanding at the conversion date by the purchase or issue price of the securities sold or issued in the Qualifying Financing. Such conversion shall occur at the lowest price paid by any purchaser in the Qualifying Financing. To effect such conversion, the Payee shall on or before the closing of the Qualifying Financing become a party to all agreements between the Company and the purchasers in the Qualifying Financing which set forth the terms and conditions of such purchase and the Payee shall be entitled to all the rights granted to the purchasers thereunder and subject to any restrictions or obligations imposed generally on such purchasers. The Company will mail or cause to be mailed to the Payee a notice specifying the date on which such Qualifying Financing is scheduled to close. Such notice will be mailed at least twenty (20) days prior to the date of such closing.

     If an Event of Default as defined in the Purchase Agreement occurs and is continuing, the unpaid principal and accrued and unpaid interest on this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.

     Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Company, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of maturity, notice of non-payment, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and any exemption, each in respect of this Note.

     In no event, whether by reason of acceleration of the maturity of the amounts due under the Note or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to the Holder exceed the maximum amount permissible under applicable Law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Holder in excess of the maximum amount permissible under applicable Law, the interest and fees shall be reduced to the maximum amount permitted under such Law. If from any circumstance, the Holder shall have received anything of value deemed interest by applicable Law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by the


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Holder, and not to the payment of fees or interest, or if such excess interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Company.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note is held to be prohibited by or invalid under applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Note.

     This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

                                      * * *


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     IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its respective duly authorized officer as of the day and year and at the place set forth above.

                                        EPICEPT CORPORATION


                                        By:   /s/ Robert W. Cook
                                              ---------------------------------
                                        Name:     Robert W. Cook
                                        Title:    Chief Financial Officer


                             SIGNATURE PAGE TO NOTE